1940 Act File No. 811-08495

AS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 16, 2020

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

Amendment No. 268

(Check appropriate box or boxes)

NATIONWIDE MUTUAL FUNDS
(Exact Name of Registrant as Specified In Its Charter)

One Nationwide Plaza Mail Code 05-02-210
Columbus, Ohio 43215
(Address of Principal Executive Office) (Zip Code)

Registrant’s Telephone Number, including Area Code: (614) 435-5787

Send Copies of Communications to:
ALLAN J. OSTER, ESQ.	PRUFESH R. MODHERA, ESQ.
10 WEST NATIONWIDE BOULEVARD	STRADLEY RONON STEVENS & YOUNG, LLP
COLUMBUS, OH 43215	2000 K STREET, N.W., SUITE 700
(Name and Address of Agent for Service)	WASHINGTON, DC 20006

EXPLANATORY NOTE

This Amendment No. 268 (the “Amendment”) to the Registration Statement of Nationwide Mutual Funds (the “Registrant”) on Form N-1A is being filed under the Investment Company Act of 1940 (the “1940 Act”), as amended, to amend and supplement Amendment No. 266 to the Registrant’s Registration Statement on Form N-1A, filed with the U.S. Securities and Exchange Commission (the “Commission”) on February 19, 2020 under the 1940 Act (Accession No. 0001193125-20-041650) (“Amendment No. 266”), as pertaining to the Part A and Part B if the Nationwide Multi-Cap Portfolio (the “Fund”), a series of the Registrant.

Part A and Part B of the Fund, as filed in Amendment No. 266, are incorporated herein by reference.

The shares of beneficial interest (“Shares”) of the series of the Registrant are not registered under the Securities Act of 1933, as amended (the “Securities Act”), because each series of the Registrant issues its shares only in private placement transactions that do not involve a public offering within the meaning of Section 4(a)(2) of the Securities Act.

Shares of the series of the Registrant may be purchased only by “accredited investors,” as defined in Regulation D under the Securities Act.  This Amendment is not offering to sell, or soliciting any offer to buy, any security to the public within the meaning of the Securities Act.

The unaudited Financial Statement of the Fund for the period ended April 30, 2020, as filed with the Commission on June 19, 2020 (Accession No. 0000949365-20-000249) contained in the Semi-Annual Report of the Registrant, dated April 30, 2020, is incorporated herein by reference. Additionally, the audited Financial Statement and the Report of Independent Registered Public Account Firm of the Fund for the fiscal year ended October 31, 2019, as filed with the Commission on December 12, 2019 (Accession No. 0001193125-19-320606) contained in the Annual Report of the Registrant, dated October 31, 2019, is incorporated herein by reference.

This Registration Statement relates only to the Fund and does not incorporate by reference the currently effective Part A and Part B for the Registrant’s other series.

NATIONWIDE MUTUAL FUNDS
Nationwide Multi-Cap Portfolio

Amendment dated September 16, 2020
to the Prospectus dated February 19, 2020

Capitalized terms and certain other terms used in this amendment, unless otherwise defined in this amendment, have the meanings assigned to them in the Prospectus.

1.
Effective immediately, Allianz Global Investors U.S., LLC (“Allianz”) will no longer serve as a subadviser to the Nationwide Multi-Cap Portfolio (the “Fund”). Accordingly, all references to, and information regarding, Allianz are deleted in their entirety. BlackRock Investment Management, LLC and Western Asset Management Company, LLC will continue to serve as the subadvisers to the Fund.

2.	Effective immediately, the Prospectus is amended as follows:

a.	The information under the heading “Principal Investment Strategies” beginning on page 1 of the Prospectus is deleted in its entirety and replaced with the following:
The Fund’s overall investment strategy is to seek to incrementally exceed the performance of the U.S. stock market, as represented by the Russell 3000® Index, over a full market cycle. The Russell 3000® Index is composed of the 3,000 largest U.S. companies by market capitalization, as determined by the Frank Russell Company, and includes U.S. companies in a wide range of businesses and capitalization sizes. As of December 31, 2019, the market capitalizations of companies in the Russell 3000® Index ranged from $12.7 million to $1.3 trillion. The Russell 3000® Index is a market-weighted index, which means that the stocks of the largest companies in the Index have the greatest effect on its performance. Inclusion of a stock in the Russell 3000® Index does not mean that the Frank Russell Company believes the stock to be an attractive investment. The Russell 3000® Index is a registered trademark of the Frank Russell Company, which does not sponsor and is in no way affiliated with the Fund or the Fund’s investment adviser. Individuals cannot invest directly in an index.
The Fund consists of two portions, or “sleeves,” managed by different subadvisers acting independently with respect to the assets of the Fund they manage. Each subadviser applies an enhanced index strategy that is distinct from that applied by the other subadviser. NFA is the Fund’s investment adviser and, subject to the approval of the Board of Trustees, selects the Fund’s subadvisers and monitors their performance on an ongoing basis. NFA also determines the amount of Fund assets to allocate to each subadviser.
The two sleeves are each managed as follows:
BLACKROCK INVESTMENT MANAGEMENT, LLC (“BLACKROCK”) – seeks to obtain exposure to U.S. stocks by investing in equity securities of companies included in the Russell 3000® Index. BlackRock does not necessarily invest in all of the securities in the Russell 3000® Index, or in the same weightings. BlackRock also may use equity derivatives, such as futures or swap agreements, to obtain exposure to U.S. stocks. BlackRock chooses investments so that the market capitalizations, industry weightings and other fundamental characteristics of the securities chosen are similar to the Russell 3000® Index as a whole. In an attempt to generate a modest amount of outperformance over the Index, BlackRock may deviate from the Index’s weightings in order to take advantage of what it believes to be alpha-generating opportunities, such as changes in the Index, share offerings (both initial and secondary), share buybacks, and mergers, acquisitions, spinoffs and other types of corporate transactions.
WESTERN ASSET MANAGEMENT COMPANY, LLC (“WAMCO”) – combines the use of equity securities and/or equity index derivatives with investments in fixed-income securities to seek to provide returns that generally track (before the deduction of Fund operating expenses) the Russell 3000® Index, yet which modestly exceed the performance of the Russell 3000® Index. First, WAMCO selects stocks, stock index futures and/or swap contracts with investment characteristics, such as market capitalizations and industry weightings, similar to those of stocks included in the Russell 3000® Index. As only a fraction of the sleeve’s assets is required for margin on these derivatives transactions, WAMCO invests the remaining sleeve assets in a variety of U.S. and foreign bonds and other debt securities, such as corporate bonds, U.S. government securities (i.e., debt securities issued and/or guaranteed as to principal and interest by either the U.S. government, or by U.S. government agencies, U.S. government-sponsored enterprises and U.S. government instrumentalities), zero-coupon bonds, repurchase agreements, mortgage-backed securities, asset-backed securities and corporate loans. Certain mortgage-backed securities may be purchased with delayed delivery. Asset-backed securities may include collateralized debt obligations (“CDOs”), including collateralized loan obligations (“CLOs”). CLOs are ordinarily issued by a trust or other special purpose entity and are collateralized by a pool of loans, which may include, among others, domestic and non-U.S. senior secured loans, senior unsecured loans and subordinated corporate loans, including loans that may be rated below investment grade. The various fixed-income securities serve as collateral for the sleeve’s futures and swaps positions, although they also are used to provide a modest amount of outperformance over the Index. WAMCO typically emphasizes short-duration bonds that are investment grade, although it may purchase high-yield bonds (i.e., those that are rated below investment grade) or bonds with longer durations in order to take advantage of opportunities for investments with a higher return potential. WAMCO also may use interest rate swaps or total return swaps, either to manage the sleeve’s average portfolio duration, to hedge against investment risks or to increase return.
In combination, the Fund’s two sleeves are intended to provide a risk-controlled, low tracking error investment approach while achieving modest returns in excess of the Russell 3000® Index. In allocating assets between the subadvisers, NFA seeks to increase diversification among securities and investment styles in order to potentially increase the possibility for investment return and reduce risk and volatility.

b.	The sub-risk relating to “Options” under Derivatives risk beginning on page 3 of the Prospectus is deleted in its entirety.

c.	Under the “Principal Risks” section on page 5 of the Prospectus, Equity securities risk is deleted in its entirety and replaced with the following:

Equity securities risk – the Fund could lose value if the individual equity securities in which the Fund has invested and/or the overall stock markets on which the stocks trade decline in price. Stocks and stock markets may experience short-term volatility (price fluctuation) as well as extended periods of price decline or little growth. Individual stocks are affected by many factors, including:
• corporate earnings;
• production;
• management and
• sales and market trends, including investor demand for a particular type of stock, such as growth or value stocks, small- or large-cap stocks within a particular industry.

Investing for growth – common stocks and other equity-type securities that seek growth may involve larger price swings and greater potential for loss than other types of investments. These risks may be even greater in the case of smaller capitalization stocks.

Investing for income – income provided by the Fund may be reduced by changes in the dividend policies of, and the capital resources available for dividend payments at, the companies in which the Fund invests.

d.	Under the “Principal Risks” section on page 8 of the Prospectus, Market and selection risks is deleted in its entirety and replaced with the following:

Market risk – Market risk is the risk that one or more markets in which the Fund invests will go down in value, including the possibility that the markets will go down sharply and unpredictably. In particular, market risk, including political, regulatory, market, economic and social developments, and developments that impact specific economic sectors, industries or segments of the market, can affect the value of the Fund’s investments. In addition, turbulence in financial markets and reduced liquidity in the markets may negatively affect many issuers, which could adversely affect the Fund. These risks may be magnified if certain social, political, economic and other conditions and events (such as natural disasters, epidemics and pandemics, terrorism, conflicts and social unrest) adversely interrupt the global economy; in these and other circumstances, such events or developments might affect companies world-wide and therefore can affect the value of the Fund’s investments.

The global pandemic outbreak of an infectious respiratory illness caused by a novel coronavirus known as COVID-19 has resulted in substantial market volatility and global business disruption, affecting the global economy and the financial health of individual companies in significant and unforeseen ways. COVID-19 has resulted in, among other things, travel restrictions, closed international borders, enhanced health screenings at ports of entry and elsewhere, disruption of and delays in healthcare service preparation and delivery, prolonged quarantines, significant disruptions to business operations, market closures, cancellations and restrictions, supply chain disruptions, lower consumer demand, and significant volatility and declines in global financial markets, as well as general concern and uncertainty. Instability in the United States, European and other credit markets has made it more difficult for borrowers to obtain financing or refinancing on attractive terms or at all. In particular, because of the current conditions in the credit markets, borrowers may be subject to increased interest expenses for borrowed money and tightening underwriting standards. The COVID-19 pandemic could continue to inhibit global, national and local economic activity, and constrain access to capital and other sources of funding. Various recent government interventions have been aimed at curtailing the distress to financial markets caused by the COVID-19 outbreak. There can be no guarantee that these or other economic stimulus plans (within the United States or other affected countries throughout the world) will be sufficient or will have their intended effect. In addition, an unexpected or quick reversal of such policies could increase market volatility, which could adversely affect the Fund’s investments. The duration and future impact of COVID-19 are currently unknown, which may exacerbate the other risks that apply to the Fund and could negatively affect Fund performance and the value of your investment in the Fund.

e.	The following information is added under the “Principal Risks” section on page 9 of the Prospectus:

Selection risk – Selection risk is the risk that the securities or other instruments selected by the Fund's subadviser(s) will underperform the markets, the relevant indexes or the securities or other instruments selected by other funds with similar investment objectives and investment strategies.

PLEASE RETAIN THIS AMENDMENT FOR FUTURE REFERENCE

NATIONWIDE MUTUAL FUNDS
Nationwide Multi-Cap Portfolio

Amendment dated September 16, 2020
to the Statement of Additional Information (“SAI”) dated February 19, 2020

Capitalized terms and certain other terms used in this amendment, unless otherwise defined in this amendment, have the meanings assigned to them in the SAI.
1.
Effective immediately, Allianz Global Investors U.S., LLC (“Allianz”) will no longer serve as a subadviser to the Nationwide Multi-Cap Portfolio (the “Fund”). Accordingly, all references to, and information regarding, Allianz are deleted in their entirety. BlackRock Investment Management, LLC and Western Asset Management Company, LLC will continue to serve as the subadvisers to the Fund.

2.	Effective immediately, the SAI is amended as follows:

a.	The following information is added on page 30 of the SAI under the “Additional Information on Portfolio Investments, Strategies and Investment Policies” section:

Natural Disaster/Epidemic Risk

Natural or environmental disasters, such as earthquakes, fires, floods, hurricanes, tsunamis and other severe weather-related phenomena generally, and widespread disease, including pandemics and epidemics, have been and can be highly disruptive to economies and markets, adversely impacting individual companies, sectors, industries, markets, currencies, interest and inflation rates, credit ratings, investor sentiment, and other factors affecting the value of the Fund’s investments. Given the increasing interdependence among global economies and markets, conditions in one country, market, or region are increasingly likely to adversely affect markets, issuers, and/or foreign exchange rates in other countries, including the U.S. These disruptions could prevent the Fund from executing advantageous investment decisions in a timely manner and negatively impact the Fund’s ability to achieve its investment objectives. Any such event(s) could have a significant adverse impact on the value and risk profile of the Fund.
b.	All references to, and information regarding, Joseph Finelli are deleted in their entirety.

c.	The information regarding Lee T. Cummings in the table under the heading “Officers of the Trust” on page 49 is deleted in its entirety and replaced with the following:

Lee T. Cummings
Year of Birth	Positions Held with Funds and Length of Time Served [1]
1963	Senior Vice President, Head of Fund Operations since December 2015; Treasurer and Principal Financial Officer since July 2020
Principal Occupation(s) During the Past Five Years (or Longer)
Mr. Cummings is Treasurer, Principal Financial Officer, Senior Vice President and Head of Fund Operations of Nationwide Funds Group, and is a Vice President of Nationwide Mutual Insurance Company.[2]

PLEASE RETAIN THIS AMENDMENT FOR FUTURE REFERENCE

PART C

OTHER INFORMATION

ITEM 28. EXHIBITS

(a)
Second Amended and Restated Agreement and Declaration of Trust, dated June 17, 2009 (the “Amended Declaration”), of the Registrant, Nationwide Mutual Funds (the “Trust”), a Delaware Statutory Trust, previously filed as Exhibit EX-28.a with the Trust’s registration statement on November 17, 2009, is hereby incorporated by reference.

(b)
Second Amended and Restated Bylaws, dated June 17, 2009 (the “Amended Bylaws”), of the Trust, previously filed as Exhibit EX-28.b with the Trust’s registration statement on November 17, 2009, is hereby incorporated by reference.

(c)
Certificates for shares are not issued. Articles III, V, and VI of the Amended Declaration and Article VII of the Amended Bylaws, incorporated by reference into Exhibits (a) and (b) hereto, define the rights of holders of shares.

(d)	Investment Advisory Agreements

(1)
Investment Advisory Agreement, dated May 1, 2007, between the Trust and Nationwide Fund Advisors, pertaining to certain series of the Trust, previously filed as Exhibit EX-23.d.2 with the Trust’s registration statement on June 14, 2007, is hereby incorporated by reference.

(a)
Exhibit A to the Investment Advisory Agreement, amended May 21, 2020, previously filed as Exhibit EX-16.4.a with the Trust’s registration statement on Form N-14 on July 22, 2020, is hereby incorporated by reference.

(2)
Investment Advisory Agreement, dated August 28, 2007, between the Trust and Nationwide Fund Advisors, pertaining to the Target Destination Funds of the Trust, previously filed as Exhibit EX-23.d.2 with the Trust’s registration statement on August 27, 2007, is hereby incorporated by reference.

(a)
Exhibit A to the Investment Advisory Agreement, amended January 15, 2020, previously filed as Exhibit EX-28.d.2.a. with the Trust’s registration statement on January 15, 2020, is hereby incorporated by reference.

(3)
Investment Advisory Agreement, dated September 18, 2015, between the Trust and Nationwide Fund Advisors, pertaining to certain series of the Trust, previously filed as Exhibit EX-28.d.3 with the Trust’s registration statement on October 13, 2015, is hereby incorporated by reference.

(a)
Exhibit A to the Investment Advisory Agreement, amended November 7, 2019, previously filed as Exhibit EX-28.d.3.a with the Trust’s registration statement on January 15, 2020, is hereby incorporated by reference.

(4) Subadvisory Agreements

(a)
Amended Subadvisory Agreement among the Trust, Nationwide Fund Advisors and BlackRock Investment Management, LLC, dated May 1, 2007, as amended June 16, 2010, previously filed as Exhibit EX-28.d.3.a with the Trust’s registration statement on September 14, 2010, is hereby incorporated by reference.

(1)
Exhibit A to the Amended Subadvisory Agreement, amended February 1, 2012, previously filed as Exhibit EX-28.d.3.a.1 with the Trust’s registration statement on February 24, 2012, is hereby incorporated by reference.

(b)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Dimensional Fund Advisors LP, dated December 19, 2007, previously filed as Exhibit EX-23.d.3.i with the Trust’s registration statement on December 28, 2007, is hereby incorporated by reference.

(c)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Nationwide Asset Management, LLC, dated January 1, 2008, previously filed as Exhibit EX-23.d.3.h with the Trust’s registration statement on December 19, 2008, is hereby incorporated by reference.

(1)	Exhibit A to the Subadvisory Agreement, amended May 1, 2013, previously filed as Exhibit EX-28.d.3.c.1 with the Trust’s registration statement on April 3, 2014, is hereby incorporated by reference.

(d)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Brown Capital Management, LLC, dated August 26, 2011, previously filed as Exhibit EX-28.d.3.j with the Trust’s registration statement on September 16, 2011, is hereby incorporated by reference.

(e)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and UBS Global Asset Management (Americas) Inc., dated July 19, 2011, previously filed as Exhibit EX-28.d.3.k with the Trust’s registration statement on July 1, 2011, is hereby incorporated by reference.

(1)
Exhibit A to the Subadvisory Agreement, amended November 19, 2012, previously filed as Exhibit EX-28.d.3.k.1 with the Trust’s registration statement on December 6, 2012, is hereby incorporated by reference.

(f)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Thompson, Siegel & Walmsley LLC, dated October 30, 2012, previously filed as Exhibit EX-16.6.c.xii with the Trust’s registration statement on Form N-14 on May 17, 2013, is hereby incorporated by reference.

(1)	Exhibit A to the Subadvisory Agreement, amended July 1, 2018, previously filed as Exhibit EX-28.d.4.g.1 with the Trust’s registration statement on June 27, 2018, is hereby incorporated by reference.

(g)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Bailard, Inc., dated June 4, 2013, previously filed as Exhibit EX-28.d.3.k with the Trust’s registration statement on October 17, 2013, is hereby incorporated by reference.

(1)	Exhibit A to the Subadvisory Agreement, amended March 31, 2014, previously filed as Exhibit EX-28.d.3.j.1 with the Trust’s registration statement on April 3, 2014, is hereby incorporated by reference.

(h)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Geneva Capital Management LLC, dated March 16, 2020, previously filed as Exhibit EX-16.6.d.ix with the Trust’s registration statement on Form N-14 on July 22, 2020, is hereby incorporated by reference.

(i)	Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Ziegler Capital Management, LLC, dated March 27, 2020, previously filed as Exhibit EX-16.6.d.x with the Trust’s registration statement on Form N-14 on July 22, 2020, is hereby incorporated by reference.

(j)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Standard Life Investments (Corporate Funds) Limited, dated October 5, 2015, previously filed as Exhibit EX-28.d.4.r with the Trust’s registration statement on October 13, 2015, is hereby incorporated by reference.

(k)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Amundi Pioneer Institutional Asset Management, Inc. (formerly, Amundi Smith Breeden LLC), dated September 25, 2015, previously filed as Exhibit EX-28.d.4.s with the Trust’s registration statement on October 14, 2015, is hereby incorporated by reference.

(1)
Exhibit A to the Subadvisory Agreement, amended January 14, 2019, previously filed as Exhibit EX-28.d.4.l.1 with the Trust’s registration statement on February 19, 2019, is hereby incorporated by reference.

(l)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Wellington Management Company LLP, dated December 14, 2016, previously filed as Exhibit EX-28.d.4.t with the Trust’s registration statement on December 14, 2016, is hereby incorporated by reference.

(m)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Wellington Management Company LLP, dated November 13, 2017, previously filed as Exhibit EX-28.d.4.o with the Trust’s registration statement on November 22, 2017, is hereby incorporated by reference.

(n)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Loomis, Sayles & Company, L.P., dated May 5, 2017, previously filed as Exhibit EX-28.d.4.q with the Trust’s registration statement on May 5, 2017, is hereby incorporated by reference.

(o)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Loomis, Sayles & Company, L.P., dated November 13, 2017, previously filed as Exhibit EX-28.d.4.q with the Trust’s registration statement on November 22, 2017, is hereby incorporated by reference.

(p)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Logan Capital Management, Inc., dated December 8, 2017, previously filed as Exhibit EX-16.6.d.xviii  with the Trust’s registration statement on Form N-14 on December 27, 2017, is hereby incorporated by reference.

(q)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Diamond Hill Capital Management, Inc., dated November 13, 2017, previously filed as Exhibit EX-28.d.4.s with the Trust’s registration statement on November 22, 2017, is hereby incorporated by reference.

(r)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and WCM Investment Management, dated November 13, 2017, previously filed as Exhibit EX-28.d.4.t with the Trust’s registration statement on November 22, 2017, is hereby incorporated by reference.

(s)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Mellon Investments Corporation (formerly, BNY Mellon Asset Management North America Corporation), dated July 13, 2018, as amended August 5, 2019, previously filed as Exhibit EX-16.6.d.xx with the Trust’s registration statement on Form N-14 on September 27, 2019, is hereby incorporated by reference.

(1)
Exhibit A to the Subadvisory Agreement, amended March 12, 2020, previously filed as Exhibit EX-16.6.d.xx.1 with the Trust’s registration statement on Form N-14 on July 22, 2020, is hereby incorporated by reference.

(t)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and BlackRock Investment Management, LLC, dated September 13, 2018, previously filed as Exhibit EX-28.d.4.w with the Trust’s registration statement on November 2, 2018, is hereby incorporated by reference.

(u)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Dreyfus Cash Investment Strategies, a division of BNY Mellon Investment Adviser, Inc., dated March 12, 2020, previously filed as Exhibit EX-16.6.d.xxiv with the Trust’s registration statement on Form N-14 on July 22, 2020, is hereby incorporated by reference.

(e)	(1)	Underwriting Agreement, dated May 1, 2007, between the Trust and Nationwide Fund Distributors, LLC, previously filed as Exhibit EX-23.e.1 with the Trust’s registration statement on June 14, 2007, is hereby incorporated by reference.

(a)
Schedule A to the Underwriting Agreement, amended January 15, 2020, previously filed as Exhibit EX-28.e.1.a with the Trust’s registration statement on January 15, 2020, is hereby incorporated by reference.

(2)	Form of Dealer Agreement, dated 2008, previously filed as Exhibit EX-23.e.2 with the Trust’s registration statement on February 27, 2008, is hereby incorporated by reference.

(f)	Not applicable.

(g)	Custodian Agreements

(1)
Global Custody Agreement, dated April 4, 2003, between the Trust and JPMorgan Chase Bank, previously filed as Exhibit EX-23.g.1 with the Trust’s registration statement on February 28, 2005, is hereby incorporated by reference.

(a)
Amendment to Global Custody Agreement, dated December 2, 2009, previously filed as Exhibit EX-28.g.1.a with the Trust’s registration statement on February 26, 2010, is hereby incorporated by reference.

(b)	Amendment to Global Custody Agreement, dated March 8, 2012, previously filed as Exhibit EX-28.g.1.d with the Trust’s registration statement on July 2, 2012, is hereby incorporated by reference.
(c)
Amendment to Global Custody Agreement, dated December 9, 2015, previously filed as Exhibit EX-28.g.1.e with the Trust’s registration statement on September 30, 2016, is hereby incorporated by reference.

(d)
Amendment to Global Custody Agreement, dated February 25, 2020, previously filed as Exhibit EX-16.9.a.xiii with the Trust’s registration statement on Form N-14 on July 22, 2020, is hereby incorporated by reference.

(2)
Waiver to Global Custody Agreement, dated February 28, 2005, between the Trust and JPMorgan Chase Bank, previously filed as Exhibit EX-23.g.1.a with the Trust’s registration statement on February 28, 2006, is hereby incorporated by reference.

(3)
Cash Trade Execution Rider to Global Custody Agreement, dated April 4, 2003, previously filed as Exhibit EX-23.g.1.b with the Trust’s registration statement on February 28, 2006, is hereby incorporated by reference.

(4)
Concentration Accounts Agreement, dated December 2, 2009, between the Trust and JPMorgan Chase Bank, previously filed as Exhibit EX-28.g.4 with the Trust’s registration statement on February 26, 2010, is hereby incorporated by reference.

(5)
Securities Lending Rider to Global Custody Agreement, dated March 28, 2014, previously filed as Exhibit EX-28.g.5 with the Trust’s registration statement on September 30, 2016, is hereby incorporated by reference.

(6)
Addendum to Fee Schedule to Securities Lending Rider to Global Custody Agreement, dated March 28, 2014, previously filed as Exhibit EX-28.g.6 with the Trust’s registration statement on September 30, 2016, is hereby incorporated by reference.

(h)	(1)	Joint Fund Administration and Transfer Agency Agreement, dated May 1, 2010, between the Trust, Nationwide Variable Insurance Trust and Nationwide Fund Management LLC, previously filed as Exhibit EX-28.h.1 with the Trust’s registration statement on September 14, 2010, is hereby incorporated by reference.

(2)	Administrative Services Plan, amended January 15, 2020, previously filed as Exhibit EX-28.h.2 with the Trust’s registration statement on January 15, 2020, is hereby incorporated by reference.

(a)
Form of Servicing Agreement to Administrative Services Plan, dated January 2007, previously filed as Exhibit EX-23.h.2.b with the Trust’s registration statement on February 28, 2007, is hereby incorporated by reference.

(3)	Form of Operational Service Agreement, dated 2007, previously filed as Exhibit EX-23.h.3 with the Trust’s registration statement on August 27, 2007, is hereby incorporated by reference.

(4)
Expense Limitation Agreement between the Trust and Nationwide Fund Advisors, amended January 9, 2008, previously filed as Exhibit EX-23.h.4 with the Trust’s registration statement on February 27, 2008, is hereby incorporated by reference.

(a)	Amendment to Expense Limitation Agreement, dated March 1, 2017, previously filed as Exhibit EX-28.h.4.a with the Trust’s registration statement on May 5, 2017, is hereby incorporated by reference.

(b)
Amendment No. 2 to Expense Limitation Agreement, dated July 1, 2018, previously filed as Exhibit EX-28.h.4.b with the Trust’s registration statement on September 24, 2018, is hereby incorporated by reference.

(c)
Exhibit A to Expense Limitation Agreement, amended March 1, 2020, previously filed as Exhibit EX-28.h.4.e with the Trust’s registration statement on February 19, 2020, is hereby incorporated by reference.

(5)
Assignment and Assumption Agreement between Gartmore Mutual Funds, an Ohio Business Trust  (“OBT”), and the Trust, dated February 28, 2005, assigning to the Trust OBT’s title, rights, interests, benefits and privileges in and to certain contracts listed in the Agreement, previously filed as Exhibit EX-23.h.11 with the Trust’s registration statement on February 28, 2006, is hereby incorporated by reference.

(6)
Fee Waiver Agreement between the Trust and Nationwide Fund Advisors, on behalf of the Nationwide Fund, dated March 1, 2020, previously filed as Exhibit EX-28.h.6 with the Trust’s registration statement on February 19, 2020, is hereby incorporated by reference.

(7)	Administrative Services Fee Waiver Agreement between the Trust and Nationwide Financial Services, Inc., on behalf of the Nationwide Government Money Market Fund, dated March 1, 2020,

previously filed as Exhibit EX-28.h.7 with the Trust’s registration statement on February 19, 2020, is hereby incorporated by reference.

(8)
Fee Waiver Agreement between the Trust and Nationwide Fund Advisors, on behalf of Nationwide Bond Index Fund, Nationwide Mid Cap Market Index Fund and Nationwide Small Cap Index Fund, dated March 1, 2020, previously filed as Exhibit EX-28.h.8 with the Trust’s registration statement on February 19, 2020, is hereby incorporated by reference.

(9)
Fee Waiver Agreement between the Trust and Nationwide Fund Advisors, on behalf of the Nationwide Core Plus Bond Fund, dated July 1, 2018, previously filed as Exhibit EX-28.h.10 with the Trust’s registration statement on June 27, 2018, is hereby incorporated by reference.

(10)
Fee Waiver Agreement between the Trust and Nationwide Fund Advisors, on behalf of the Nationwide Government Money Market Fund, dated March 18, 2020, previously filed as Exhibit EX-16.13.j with the Trust’s registration statement on Form N-14 on July 22, 2020, is hereby incorporated by reference.

(11)
Rule 12b-1 Fee Waiver Agreement between the Trust and Nationwide Fund Distributors LLC, on behalf of the Nationwide Government Money Market Fund, dated March 18, 2020, previously filed as Exhibit EX-16.13.k with the Trust’s registration statement on Form N-14 on July 22, 2020, is hereby incorporated by reference.

(12)
Fee Waiver Agreement Fee Waiver Agreement between the Trust and Nationwide Fund Advisors, on behalf of the Nationwide Government Money Market Fund, dated July 1, 2020, previously filed as Exhibit EX-16.13.l with the Trust’s registration statement on Form N-14 on July 22, 2020, is hereby incorporated by reference.

(i)	Not applicable.

(j)	Not applicable.

(k)	Not applicable.

(l)	Not applicable.

(m)	Distribution Plan under Rule 12b-1, amended January 15, 2020, previously filed as Exhibit EX-28.m.1 with the Trust’s registration statement on January 15, 2020, is hereby incorporated by reference.

(n)	Rule 18f-3 Plan, amended January 15, 2020, previously filed as Exhibit EX-28.n.1 with the Trust’s registration statement on January 15, 2020, is hereby incorporated by reference.

(o)	Not applicable.

(p)	(1)	Code of Ethics for Nationwide Fund Advisors, the Trust and Nationwide Variable Insurance Trust, amended March 12, 2018, previously filed as Exhibit EX-28.p.1 with the Trust’s registration statement on April 10, 2018, is hereby incorporated by reference.

(2)
Code of Business Conduct and Ethics for BlackRock Investment Management, LLC, effective February 26, 2019, previously filed as Exhibit EX-28.p.2 with the Trust’s registration statement on February 19, 2020, is hereby incorporated by reference.

(3)
Global Code of Ethics and Standard of Conduct for Dimensional Fund Advisors LP, effective January 1, 2020, previously filed as Exhibit EX-28.p.3 with the Trust’s registration statement on February 19, 2020, is hereby incorporated by reference.

(4)
Code of Ethics for Nationwide Fund Distributors, LLC, dated April 30, 2017, previously filed as Exhibit EX-28.p.4 with the Trust’s registration statement on February 21, 2018, is hereby incorporated by reference.

(5)
Code of Ethics for Brown Capital Management, LLC, dated September 30, 2018, previously filed as Exhibit EX-28.p.6 with the Trust’s registration statement on February 19, 2020, is hereby incorporated by reference.

(6)
Code of Ethics for UBS Asset Management (Americas) Inc., dated August 20, 2019, previously filed as Exhibit EX-28.p.7 with the Trust’s registration statement on February 19, 2020, is hereby incorporated by reference.

(7)
Code of Ethics for Thompson, Siegel & Walmsley LLC, effective December 5, 2016, previously filed as Exhibit EX-28.p.10 with the Trust’s registration statement on May 5, 2017, is hereby incorporated by reference.

(8)	Code of Ethics for Bailard, Inc., amended January 1, 2020, previously filed as Exhibit EX-28.p.9 with the Trust’s registration statement on February 19, 2020, is hereby incorporated by reference.

(9)
Compliance Program for Geneva Capital Management LLC, revised April 9, 2020, previously filed as Exhibit EX-16.17.j with the Trust’s registration statement on Form N-14 on July 22, 2020, is hereby incorporated by reference.

(10)
Code of Ethics & Personal Trading Policy for Ziegler Capital Management, LLC, amended April 8, 2016, previously filed as Exhibit EX-28.p.11 with the Trust’s registration statement on February 19, 2019, is hereby incorporated by reference.

(11)	Global Code of Conduct for Aberdeen Standard Investments, previously filed as Exhibit EX-28.p.13 with the Trust’s registration statement on February 21, 2018, is hereby incorporated by reference.

(a)
Addendum to Global Code of Conduct for Aberdeen Standard Investments, previously filed as Exhibit EX-28.p.13.a with the Trust’s registration statement on February 21, 2018, is hereby incorporated by reference.

(12)
Code of Ethics for Amundi Pioneer Institutional Asset Management, Inc. (formerly, Amundi Smith Breeden LLC), revised September 2019, previously filed as Exhibit EX-28.p.13 with the Trust’s registration statement on February 19, 2020, is hereby incorporated by reference.

(13)
Code of Ethics for Wellington Management Company LLP, dated April 30, 2017, previously filed as Exhibit EX-28.p.16 with the Trust’s registration statement on February 2, 2018, is hereby incorporated by reference.

(14)
Code of Ethics for Loomis, Sayles & Company, L.P., amended April 18, 2018, previously filed as Exhibit EX-28.p.15 with the Trust’s registration statement on September 24, 2018, is hereby incorporated by reference.

(15)
Advisory Code of Ethics for Logan Capital Management, Inc., dated January 1, 2019, previously filed as Exhibit EX-28.p.16 with the Trust’s registration statement on February 19, 2020, is hereby incorporated by reference.

(16)
Code of Ethics for Diamond Hill Capital Management, Inc., amended April 1, 2018, previously filed as Exhibit EX-28.p.17 with the Trust’s registration statement on February 19, 2019, is hereby incorporated by reference.

(17)
Code of Ethics for WCM Investment Management, dated January 1, 2019, previously filed as Exhibit EX-28.p.18 with the Trust’s registration statement on February 19, 2019, is hereby incorporated by reference.

(18)
Code of Ethics & Personal Trading Policy for Nationwide Asset Management, LLC, as of February 2019, previously filed as Exhibit EX-28.p.19 with the Trust’s registration statement on February 19, 2020, is hereby incorporated by reference.

(19)
Code of Conduct for BNY Mellon Corporation (formerly, BNY Mellon Asset Management North America Corporation), as of June 2019, previously filed as Exhibit EX-28.p.20 with the Trust’s registration statement on February 19, 2020, is hereby incorporated by reference.

(a)
Personal Securities Trading Policy for BNY Mellon Corporation (and its subsidiaries), dated January 15, 2019, previously filed as Exhibit EX-28.p.20.a with the Trust’s registration statement on February 19, 2020, is hereby incorporated by reference.

(20)
Code of Ethics for Western Asset Management Co., revised January 1, 2016, previously filed as Exhibit EX-28.p.21 with the Trust’s registration statement on November 2, 2018, is hereby incorporated by reference.

(q)	(1)	Power of Attorney with respect to the Trust for Charles E. Allen, dated June 14, 2017, previously filed as Exhibit EX-28.q.1 with the Trust’s registration statement on August 24, 2017, is hereby incorporated by reference.

(2)
Power of Attorney with respect to the Trust for Barbara I. Jacobs, dated June 14, 2017, previously filed as Exhibit EX-28.q.2 with the Trust’s registration statement on August 24, 2017, is hereby incorporated by reference.

(3)
Power of Attorney with respect to the Trust for Paula H.J. Cholmondeley, dated June 14, 2017, previously filed as Exhibit EX-28.q.3 with the Trust’s registration statement on August 24, 2017, is hereby incorporated by reference.

(4)
Power of Attorney with respect to the Trust for Phyllis Kay Dryden, dated June 14, 2017, previously filed as Exhibit EX-28.q.4 with the Trust’s registration statement on August 24, 2017, is hereby incorporated by reference.

(5)
Power of Attorney with respect to the Trust for Douglas F. Kridler, dated June 14, 2017, previously filed as Exhibit EX-28.q.5 with the Trust’s registration statement on August 24, 2017, is hereby incorporated by reference.

(6)
Power of Attorney with respect to the Trust for David C. Wetmore, dated June 14, 2017, previously filed as Exhibit EX-28.q.6 with the Trust’s registration statement on August 24, 2017, is hereby incorporated by reference.

(7)
Power of Attorney with respect to the Trust for Keith F. Karlawish, dated June 14, 2017, previously filed as Exhibit EX-28.q.7 with the Trust’s registration statement on August 24, 2017, is hereby incorporated by reference.

(8)
Power of Attorney with respect to the Trust for Carol A. Kosel, dated June 14, 2017, previously filed as Exhibit EX-28.q.9 with the Trust’s registration statement on August 24, 2017, is hereby incorporated by reference.

(9)
Power of Attorney with respect to the Trust for Michael S. Spangler, dated June 14, 2017, previously filed as Exhibit EX-28.q.10 with the Trust’s registration statement on August 24, 2017, is hereby incorporated by reference.

(10)
Power of Attorney with respect to the Trust for M. Diane Koken, dated March 6, 2019, previously filed as Exhibit EX-28.q.11 with the Trust’s registration statement on June 14, 2019, is hereby incorporated by reference.

(11)	Power of Attorney with respect to the Trust for Lee Cummings, dated July 24, 2020, is filed herewith as Exhibit EX-28.q.11.

ITEM 29. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

No person is presently controlled by or under common control with the Registrant.

ITEM 30. INDEMNIFICATION

Indemnification provisions for officers, directors and employees of the Registrant are set forth in Article VII, Section 2 of the Amended Declaration.  See Item 28(a) above.

The Trust has entered into indemnification agreements with each of the trustees and certain of its officers.  The indemnification agreements provide that the Trust will indemnify the indemnitee for and against any and all judgments, penalties, fines, and amounts paid in settlement, and all expenses actually and reasonably incurred by indemnitee in connection with a proceeding that the indemnitee is a party to or is threatened to be made a party to (other than certain exceptions specified in the agreements), to the maximum extent not expressly prohibited by Delaware law or applicable federal securities law and regulations (including, without limitation, Section 17(h) of the Investment Company Act of 1940 and the rules and regulations issued with respect thereto by the U.S. Securities and Exchange Commission).  The Trust also will indemnify indemnitee for and against all expenses actually and reasonably incurred by indemnitee in connection with any proceeding to which indemnitee is or is threatened to be made a witness but not a party.  See Item 23(h)(4) above.
Insofar as indemnification for liability arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 31. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER

(a)
Nationwide Fund Advisors (“NFA”), the investment adviser to the Trust, also serves as investment adviser to Nationwide Variable Insurance Trust. To the knowledge of the Registrant, the directors and officers of NFA have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of NFA or its affiliates.

Each of the following persons serves in the same or similar capacity with one or more affiliates of Nationwide Fund Advisors. The address for the persons listed below, except as otherwise noted, is One Nationwide Plaza, Columbus, OH 43215.

Name and Address	Principal Occupation	Position with NFA	Position with Funds

John L. Carter	President and Chief Operating Officer of Nationwide Financial Services, Inc.	Director	N/A

Michael S. Spangler	President and Chief Executive Officer of Nationwide Funds Group, which includes	President and Director	President, Chief Executive Officer and

	NFA, NFM and NFD; Senior Vice President of Nationwide Financial Services, Inc. and Nationwide Mutual Insurance Company		Principal Executive Officer

Lee T. Cummings	Treasurer, Principal Financial Officer, Senior Vice President and Head of Fund Operations of Nationwide Funds Group; Vice President of Nationwide Mutual Insurance Company	Senior Vice President	Treasurer, Principal Financial Officer, Senior Vice President and Head of Fund Operations

Brian E. Hirsch	Vice President of NFA and Chief Compliance officer of NFA and the Trust; Vice President of Nationwide Mutual Insurance Company	Vice President and Chief Compliance Officer	Senior Vice President and Chief Compliance Officer

Pamela A. Biesecker	Senior Vice President and Head of Taxation of Nationwide Mutual Insurance Company	Senior Vice President and Head of Taxation	N/A

Denise L. Skingle	Senior Vice President and Chief Counsel of Nationwide Mutual Insurance Company	Senior Vice President and Secretary	N/A
Steve A. Ginnan	Senior Vice President, Director and Chief Financial Officer of Nationwide Financial Services, Inc.	Director	N/A

Stephen R. Rimes	Vice President, Associate General Counsel and Secretary for Nationwide Funds Group; Vice President of Nationwide Mutual Insurance Company	Vice President, Associate General Counsel and Assistant Secretary	Secretary, Vice President and Associate General Counsel

Thomas P. Reed	Vice President and Chief Financial Officer of Nationwide Funds Group	Vice President and Chief Financial Officer	N/A

David A. Conner	Associate Vice President and Assistant Treasurer of Nationwide Mutual Insurance Company	Associate Vice President and Assistant Treasurer	N/A

James M. Elliot	Associate Vice President and Assistant Treasurer of Nationwide Mutual Insurance Company	Associate Vice President and Assistant Treasurer	N/A

Sarah E. Zureich	Associate Vice President and Assistant Treasurer of Nationwide Mutual Insurance Company	Associate Vice President and Assistant Treasurer	N/A

Timothy J. Dwyer	Vice President and Assistant Treasurer of Nationwide Mutual Insurance Company	Vice President and Assistant Treasurer	N/A

Mark E. Hartman	Associate Vice President and Assistant Secretary of Nationwide Mutual Insurance Company	Associate Vice President and Assistant Secretary	N/A

Kathy R. Richards	Associate Vice President and Assistant Secretary of Nationwide Mutual Insurance Company	Associate Vice President and Assistant Secretary	N/A

Keith W. Hinze	Assistant Secretary of Nationwide Mutual Insurance Company	Assistant Secretary	N/A

(b)
BlackRock Investment Management, LLC (“BlackRock”) acts as subadviser to the Nationwide S&P 500 Index Fund, Nationwide Small Cap Index Fund, Nationwide Mid Cap Market Index Fund, Nationwide Bond Index Fund, Nationwide International Index Fund and Nationwide Multi-Cap Portfolio. To the knowledge of the Registrant, the directors and officers of BlackRock have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

(c)
Dimensional Fund Advisors LP (“DFA”) acts as subadviser to the Nationwide U.S. Small Cap Value Fund. In addition, DFA serves as investment adviser to other open-end investment companies and also serves as subadviser for certain other registered investment companies. Additional information as to DFA and the partners and executive officers of DFA is included in DFA’s Form ADV filed with the U.S. Securities and Exchange Commission (File No. 801-16283), which is incorporated herein by reference and sets forth the executive officers and partners of DFA and information as to any business, profession, vocation or employment of a substantial nature engaged in by those officers and partners during the past two years.

(d)
Nationwide Asset Management, LLC (“NWAM”) acts as subadviser to the Nationwide Bond Fund and Nationwide Inflation-Protected Securities Fund. To the knowledge of the Registrant, the directors and officers of NWAM have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

(e)
Dreyfus Cash Investment Strategies, a division of BNY Mellon Investment Adviser, Inc. (“Dreyfus”), acts as subadviser to the Nationwide Government Money Market Fund. Dreyfus also acts as an investment adviser or subadviser to other investment companies. To the knowledge of the Registrant, the directors and officers of Dreyfus have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

(f)
Mellon Investments Corporation (formerly, BNY Mellon Asset Management North America Corporation) (“Mellon”) acts as subadviser to the Nationwide Dynamic U.S. Growth Fund, Nationwide Mellon Disciplined Value Fund and Nationwide NYSE Arca Tech 100 Index Fund. To the knowledge of the Registrant, the directors and officers of Mellon have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

(g)
Brown Capital Management, LLC (“Brown Capital”) acts as subadviser to the Nationwide Small Company Growth Fund. To the knowledge of the Registrant, the directors and officers of Brown Capital have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director, officer, employee, partner, or trustee of affiliated entities.

(h)
UBS Asset Management (Americas) Inc. (“UBS AM”) acts as subadviser to the Nationwide Global Sustainable Equity Fund. To the knowledge of the Registrant, the directors and officers of UBS AM have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

(i)
Thompson, Siegel & Walmsley LLC (“TSW”) acts as subadviser to the Nationwide Core Plus Bond Fund. To the knowledge of the Registrant, the directors and officers of TSW have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

(j)
Bailard, Inc. (“Bailard”) acts as subadviser to the Nationwide Bailard Cognitive Value Fund, Nationwide Bailard Technology & Science Fund, Nationwide Bailard International Equities Fund and Nationwide Bailard Emerging Markets Equity Fund. To the knowledge of the Registrant, the directors and officers of Bailard have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities. Bailard provides real estate services (such as identifying and recommending potential property acquisitions and dispositions, supervising day-to-day property management and providing real estate research) to a client that is an affiliated private real estate investment trust.

(k)
Geneva Capital Management LLC (“Geneva”) acts as subadviser to the Nationwide Geneva Mid Cap Growth Fund and Nationwide Geneva Small Cap Growth Fund. To the knowledge of the Registrant, the directors and officers of Geneva have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

(l)
Ziegler Capital Management, LLC (“ZCM”) acts as subadviser to the Nationwide Ziegler Equity Income Fund. To the knowledge of the Registrant, the directors and officers of ZCM have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

(m)
Standard Life Investments (Corporate Funds) Limited (“Aberdeen Standard Investments”) acts as subadviser to the Nationwide Emerging Markets Debt Fund. To the knowledge of the Registrant, the directors and officers of Aberdeen Standard Investments have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

(n)
Amundi Pioneer Institutional Asset Management, Inc. (“APIAM”) acts as subadviser to the Nationwide Amundi Global High Yield Fund and Nationwide Amundi Strategic Income Fund.  Except as noted below, the directors and officers of APIAM have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

Name and Position with APIAM	Other Company	Position with Other Company
Lisa Jones CEO	The Investment Company Institute	Member- Board of Governors
	MIT Sloan Finance Group Advisory Board	Member

Ken Taubes CIO	Kerem Shalom	Member of Finance Committee
	Suffolk University MSF Advisory Board	Board Member

Gregg Dooling CFO	Raising a Reader Massachusetts	Chair of Finance and Audit Committee
	Raising a Reader Massachusetts	Board Member

(o)
Wellington Management Company LLP (“Wellington Management”) acts as subadviser to the Nationwide International Small Cap Fund and Nationwide Fund. Wellington Management is an investment adviser registered under the Investment Advisers Act of 1940. During the last two fiscal years, no partner of Wellington Management has engaged in any other business, profession, vocation or employment of a substantial nature other than that of the business of investment management.

(p)
Loomis, Sayles & Company, L.P. (“Loomis Sayles”) acts as subadviser to the Nationwide Loomis All Cap Growth Fund, Nationwide Loomis Core Bond Fund and Nationwide Loomis Short Term Bond Fund. The address of Loomis Sayles is One Financial Center, Boston, MA 02111.  Loomis Sayles is an investment adviser registered under the Investment Advisers Act of 1940.  Except as noted below, the directors and officers of Loomis Sayles have not been engaged in any other business or profession of a substantial nature during the fiscal years since October 31, 2017, other than in their capacities as a director or officer of affiliated entities.

Name and Position with Loomis Sayles	Name and Principal Business Address of Other Company	Connection with Other Company
Beverly M. Bearden Director	Natixis Investment Managers, L.P.	Deputy Chief Executive Officer
Kevin P. Charleston Chairman, Chief Executive Officer, President and Director	Loomis Sayles Funds I 888 Boylston Street, Boston, MA 02199	Trustee, President and Chief Executive Officer
	Loomis Sayles Funds II 888 Boylston Street, Boston, MA 02199	Trustee
	Natixis Funds Trust I 888 Boylston Street, Boston, MA 02199	Trustee
	Natixis Funds Trust II 888 Boylston Street, Boston, MA 02199	Trustee
	Natixis Funds Trust IV 888 Boylston Street, Boston, MA 02199	Trustee
	Natixis ETF Trust 888 Boylston Street, Boston, MA 02199	Trustee
	Gateway Trust 888 Boylston Street, Boston, MA 02199	Trustee
	Loomis Sayles Distributors, Inc. One Financial Center, Boston, MA 02111	Director
	Loomis Sayles Investments Limited The Economist Plaza, 25 St. James’s Street, London, England SW1A 1 HA	Executive Vice President
	Loomis Sayles Trust Company, LLC One Financial Center, Boston, MA 02111	Manager and President
	Loomis Sayles Investments Asia Pte. Ltd. 10 Collyer Quay #14-06, Ocean Financial Centre, Singapore 049315	Director
Matthew J. Eagan Executive Vice President and Director	None	None
Daniel J. Fuss	Loomis Sayles Funds I	Executive Vice President

Name and Position with Loomis Sayles	Name and Principal Business Address of Other Company	Connection with Other Company
Vice Chairman, Executive Vice President and Director	888 Boylston Street, Boston, MA 02199
	Loomis Sayles Funds II 888 Boylston Street, Boston, MA 02199	Executive Vice President
John F. Gallagher III Executive Vice President and Director	Loomis Sayles Distributors, Inc. One Financial Center, Boston, MA 02111	President
	Loomis Sayles Distributors, L.P. One Financial Center, Boston, MA 02111	President
John R. Gidman Executive Vice President, Chief Operating Officer and Director	Loomis Sayles Solutions, LLC One Financial Center, Boston, MA 02111	President
David L. Giunta Director	Natixis Investment Managers 888 Boylston Street, Boston, MA 02199	President and Chief Executive Officer, US and Canada
	Natixis Advisors, L.P. 888 Boylston Street, Boston, MA 02199	President and Chief Executive Officer
	Natixis Distribution Corporation 888 Boylston Street, Boston, MA 02199	Chairman, President and Chief Executive Officer
	Natixis Distribution, L.P. 888 Boylston Street, Boston, MA 02199	President and Chief Executive Officer
	Loomis Sayles Funds I 888 Boylston Street, Boston, MA 02199	Trustee and Executive Vice President
	Loomis Sayles Funds II 888 Boylston Street, Boston, MA 02199	Trustee, Chief Executive Officer and President
	Natixis Funds Trust I 888 Boylston Street, Boston, MA 02199	Trustee, President and Chief Executive Officer
	Natixis Funds Trust II 888 Boylston Street, Boston, MA 02199	Trustee, President and Chief Executive Officer
	Natixis Funds Trust IV 888 Boylston Street, Boston, MA 02199	Trustee, President and Chief Executive Officer
	Natixis ETF Trust 888 Boylston Street, Boston, MA 02199	Trustee, President and Chief Executive Officer
	Gateway Trust 888 Boylston Street, Boston, MA 02199	Trustee, President and Chief Executive Officer

Name and Position with Loomis Sayles	Name and Principal Business Address of Other Company	Connection with Other Company
Aziz V. Hamzaogullari Executive Vice President, Chief Investment Officer of the Growth Equity Strategies and Director	None	None
Maurice Leger Executive Vice President and Director	Loomis Sayles Trust Company, LLC One Financial Center, Boston, MA 02111	Manager
Jean S. Loewenberg Executive Vice President, General Counsel, Secretary and Director	Loomis Sayles Distributors, Inc. One Financial Center, Boston, MA 02111	Director
	Loomis Sayles Investments Limited The Economist Plaza, 25 St. James’s Street, London, England SW1A 1 HA	General Counsel and Secretary
	Loomis Sayles Trust Company, LLC One Financial Center, Boston, MA 02111	Manager and Secretary
Jaehoon Park Executive Vice President, Chief Investment Officer and Director	None	None
Jean Raby Director	Natixis Investment Managers 888 Boylston Street, Boston, MA 02199	Chief Executive Officer
Richard G. Raczkowski Executive Vice President and Director	None	None
John F. Russell Executive Vice President and Director	None	None
Paul J. Sherba Executive Vice President, Chief Financial Officer and Director	Loomis Sayles Distributors, Inc. One Financial Center, Boston, MA 02111	Vice President and Treasurer
	Loomis Sayles Distributors, L.P. One Financial Center, Boston, MA 02111	Vice President and Treasurer
	Loomis Sayles Trust Company, LLC One Financial Center, Boston, MA 02111	Manager and Chief Financial Officer
	Loomis Sayles Investments Asia Pte. Ltd. 10 Collyer Quay #14-06, Ocean Financial Centre, Singapore 049315	Director

Name and Position with Loomis Sayles	Name and Principal Business Address of Other Company	Connection with Other Company
	Loomis Sayles Investments Limited The Economist Plaza, 25 St. James’s Street, London, England SW1A 1 HA	Chief Financial Officer
Elaine M. Stokes Executive Vice President and Director	None	None
David L. Waldman Executive Vice President, Deputy Chief Investment Officer and Director	None	None

(q)
Logan Capital Management, Inc. (“Logan Capital”) acts as subadviser to the Nationwide Long/Short Equity Fund. Logan Capital is an investment adviser registered under the Investment Advisers Act of 1940. To the knowledge of the Registrant, the directors and officers of Logan Capital have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

(r)
Diamond Hill Capital Management, Inc. (“Diamond Hill”) acts as subadviser to the Nationwide Diamond Hill Large Cap Concentrated Fund. Diamond Hill is an investment adviser registered under the Investment Advisers Act of 1940. To the knowledge of the Registrant, the directors and officers of Diamond Hill have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

(s)
WCM Investment Management (“WCMIM”) acts as subadviser to the Nationwide WCM Focused Small Cap Fund. WCMIM is an investment adviser registered under the Investment Advisers Act of 1940. To the knowledge of the Registrant, the directors and officers of WCMIM have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

(t)
Allianz Global Investors U.S. LLC (“Allianz”) acts as subadviser to the Nationwide AllianzGI International Growth Fund. Allianz is an investment adviser registered under the Investment Advisers Act of 1940. To the knowledge of the Registrant, the directors and officers of Allianz have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

(u)
Western Asset Management Co. (“WAMCO”) acts as subadviser to the Nationwide Multi-Cap Portfolio. WAMCO is an investment adviser registered under the Investment Advisers Act of 1940. Except as noted below, the directors and officers of WAMCO have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

Name	Position(s) at WAMCO	Other Position(s) held
James W. Hirschmann III	Director, Chief Executive Officer and President	Director, Western Asset Mortgage Capital Corporation
John D. Kenney	Non-Employee Director	Vice President, Legg Mason, Inc.
QS Investors, LLC
Director, QS Investors Holdings, LLC

Name	Position(s) at WAMCO	Other Position(s) held
Director, QS Batterymarch Financial Management, Inc.
Vice President, Legg Mason Charitable Foundation, Inc.
Director, ClearBridge Investments, LLC
Director, Legg Mason ClearBridge Holdings LLC
Director, Legg Mason Australia Holdings Pty Limited
Manager, Royce & Associates, GP, LLC
Manager, Legg Mason Royce Holdings, LLC
Director, EnTrustPermal Partners Holdings LLC
Director, EnTrustPermal LLC
Director, Martin Currie (Holdings) Limited
Director, Martin Currie Limited
Director, RARE Infrastructure Finance Pty Limited
Director, RARE Infrastructure International Pty Limited
Director, RARE Infrastructure Limited
Director, RARE Infrastructure (Europe) Pty Limited
Director, RARE Infrastructure (North America) Pty Limited
Director, RARE Holdings Pty Limited
Director, Treasury RARE Holdings Pty Limited
Manager, LM/Clarion I, LLC
Manager, LM/Clarion II, LLC
Director, Clarion Partners Holdings, LLC
Thomas C. Merchant	Non-Employee Director	Executive Vice President, General Counsel and Secretary, Legg Mason, Inc.
Secretary, Legg Mason & Co., LLC
Member and Secretary, Legg Mason Political Action Committee

Name	Position(s) at WAMCO	Other Position(s) held
Secretary, The Baltimore Company
Secretary, BMML, Inc.
Secretary, Brandywine Global Investment Management, LLC
Secretary, Barrett Associates, Inc.
Secretary, Legg Mason Charitable Foundation, Inc.
Secretary, Legg Mason Commercial Real Estate Services, Inc.
Secretary, Legg Mason International Holdings, LLC
Secretary, Legg Mason Realty Group, Inc.
Secretary, Legg Mason Realty Partners, Inc.
Secretary, Legg Mason Tower, Inc.
Secretary, Legg Mason Holdings, LLC
Secretary, LM Capital Support V, LLC
Secretary, LMOBC, Inc.
Secretary, Pelican Holdings I, LLC
Secretary, Pelican Holdings II, LLC
Secretary, Legg Mason Real Estate Securities Advisors, Inc.
Director, QS Batterymarch Financial Management, Inc.
Director, QS Investors, LLC
Director, QS Investors Holdings, LLC
Non-Executive Director, Western Asset Management Company Limited
Jennifer W. Murphy	Director and Chief Operating Officer	Former Director, Brandywine Global Investment Management (Europe) Limited
Former Director, Legg Mason International Equities Limited
Former Member, Legg Mason Political Action Committee
Former Manager, Brandywine Global

Name	Position(s) at WAMCO	Other Position(s) held
Investment Management, LLC
Director and Chief Executive Officer, Western Asset Mortgage Capital Corporation
Peter H. Nachtwey	Non-Employee Director	Senior Executive Vice President and Chief Financial Officer, Legg Mason, Inc.
Director and President, Legg Mason & Co., LLC
Director, Legg Mason Partners Fund Advisor, LLC
Director and President, The Baltimore Company
Former Director, QS Batterymarch Financial Management, Inc.
Director and President, BMML, Inc.
Former Director, Brandywine Global Investment Management, LLC
Former Director, ClearBridge Investments, LLC
Manager, Legg Mason ClearBridge Holdings LLC
Director, Legg Mason Fund Asset Management, Inc.
Manager, ClearBridge, LLC
Director and President, Legg Mason Commercial Real Estate Services, Inc.
Former Director, Legg Mason Investment Counsel, LLC
Member and Chairman, Legg Mason Political Action Committee
Director, Legg Mason International Holdings, LLC
Director, Legg Mason Private Portfolio Group, LLC
Director and President, Legg Mason Real Estate Securities Advisors, Inc.
Director and President, Legg Mason Realty Group, Inc.
Director and President, Legg Mason Realty Partners, Inc.
Director and President, Legg Mason Tower, Inc.
Director and President, LM BAM, Inc.

Name	Position(s) at WAMCO	Other Position(s) held
Director and President, LM Capital Support V, LLC
Director, Pelican Holdings I, LLC
Director, Pelican Holdings II, LLC
Manager, Royce & Associates, GP, LLC
Manager, Legg Mason Royce Holdings, LLC
Manager, LM/Clarion I, LLC
Manager, LM/Clarion II, LLC
Director, Clarion Partners Holdings, LLC
Director and President, Gray Seifert & Company, LLC
Director, LM Asset Services, LLC
Vice President and Treasurer, Legg Mason Charitable Foundation, Inc.
Bruce D. Alberts	Chief Financial Officer	None
Marzo Bernardi	Director of Client Services and Marketing	None
Dennis McNamara	Director of Global Portfolio Operations	None
Charles A. Ruys de Perez	Secretary and General Counsel	Director, Western Asset Holdings (Australia) Pty Ltd
Director, Western Asset Management Company Pty Ltd
Director, Western Asset Management Company Ltd
Director, Western Asset Management Company Pte. Ltd
Director, Western Asset Management Company Limited
Kevin Ehrlich	Chief Compliance Officer	None

(v)
American Century Investment Management, Inc. (“American Century”) acts as a subadvisor to the Nationwide American Century Small Cap Income Fund. Except as listed below, the directors and officers of American Century have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities of director or officer of affiliated entities.

Name and Position With American Century	Other Company	Positions With Other Company
Christopher Chen Vice President	Baring Asset Management	Director and Client Portfolio Manager
Richard Adams Vice President	Columbia Threadneedle Investments	Director – Client Portfolio Manager

Charles Tan Senior Vice President and Co-CIO, Global Fixed Income	Aberdeen Standard Investments	Head of North American Fixed Income
Jason Greenblath Vice President	Aberdeen Standard Investments	Head of US Investment Grade Credit

ITEM 32. PRINCIPAL UNDERWRITERS

(a)	Nationwide Fund Distributors, LLC (“NFD”), the principal underwriter of the Trust, also acts as principal underwriter for Nationwide Variable Insurance Trust.

(b)
Herewith is the information required by the following table with respect to each director, officer or partner of NFD.  The address for the persons listed below, except where otherwise noted, is One Nationwide Plaza, Columbus, OH 43215.

Name:	Position with NFD:	Position with Registrant:
Michael S. Spangler	Chairman, Director and President	President, Chief Executive Officer and Principal Executive Officer

Holly A. Butson	Chief Compliance Officer	N/A

Lee T. Cummings	Vice President	Treasurer, Principal Financial Officer, Senior Vice President and Head of Fund Operations

David A. Conner	Associate Vice President and Assistant Treasurer	N/A
Kathy R. Richards	Associate Vice President and Secretary	N/A

Jennifer T. Grinstead	Chief Marketing Officer	N/A

(c)	Not applicable.

ITEM 33. LOCATION OF ACCOUNTS AND RECORDS

J.P. Morgan Investor Services Co.
1 Beacon Street
Boston, Massachusetts 02108-3002

Nationwide Funds Group
One Nationwide Plaza
Columbus, OH 43215

ITEM 34. MANAGEMENT SERVICES

Not applicable.

ITEM 35. UNDERTAKINGS

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Columbus, and State of Ohio, on this 16th day of September, 2020.

NATIONWIDE MUTUAL FUNDS

BY:	/s/ Allan J. Oster
Allan J. Oster, Attorney-In-Fact for Registrant